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                                                                      EXHIBIT 99

                              WELCOME TO THE 2004
                               ANNUAL MEETING OF
                                  SHAREHOLDERS

                                Allegan, Michigan
                                October 29, 2004

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THE STORE BRAND MARKET LEADER

                                    [PICTURE]

  SUPPLIER TO MORE THAN 300 FOOD, DRUG AND MASS MERCHANDISE CHAINS... INVENTED THE CATEGORY.

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                             FINANCIAL PERFORMANCE

                                     SALES

                              [PERFORMANCE GRAPH]

(Millions)

         2000     2001     2002     2003    2004
SALES    $736     $776     $835     $834    $898

Note: Reconciliation to GAAP results provided at www.perrigo.com/investor.

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                             FINANCIAL PERFORMANCE

                                   NET INCOME

                              [PERFORMANCE GRAPH]

(Millions) (Adjusted for stock option compensation expense, tax benefit, litigation settlement) (Dollars)

                   2000     2001     2002    2003    2004
NET INCOME        $16.4     $37.8    $43.6   $ 52    $70.9
EPS               $ .22     $ .51    $ .58   $.73    $ .98

Note: Reconciliation to GAAP results provided at www.perrigo.com/investor.

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                             FINANCIAL PERFORMANCE

                    RETURN ON AVERAGE ASSETS, AVERAGE EQUITY

                              [PERFORMANCE GRAPH]

(PERCENT)

                (Adjusted for stock option compensation expense)

         2000     2001     2002      2003     2004
ROA      $3.1     $4.5     $ 7.6     $ 8.7    $11.5
ROE      $4.9     $6.6     $11.1     $12.5    $16.4

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        2004 HIGHLIGHTS

-     Strong Financial Position

-     Cash Dividend Increase

-     Productivity Gains

-     Growth

      -     Strong position in core businesses

      -     U.K. expansion

      -     Generic Rx business entry

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                                GROWTH STRATEGY
                           Long-Term Objectives - 10%

EXISTING BUSINESS - 5%

-     Market growth

-     New products

-     Share gains


ACQUISITIONS - 5%

-     Complementary businesses

-     OTC niche products

-     Nutritional companies

-     Geographic expansion

-     Generic Rx entry

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                            LORATADINE (CLARITIN(R))

                                    [PICTURE]

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                          NICOTINE GUM (NICORETTE(R))

                                    [PICTURE]

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                                GROWTH STRATEGY
                           Generic Prescription Drugs

-     Extension of existing OTC pharmaceutical business

-     Investment stage

-     Three generic drug filings; 8 - 10 in fiscal 2005

-     Received first prescription drug approval

-     Commitment to generic Rx

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                                 [PERRIGO LOGO]

     COMMITTED TO DELIVERING AFFORDABLE HIGH-QUALITY HEALTH CARE PRODUCTS.

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